As filed with the Securities and Exchange Commission on February 2, 2026.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MOMENTUS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	3714	84-1905538
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3901 N. First Street
San Jose, CA 95134
(650) 564-7820
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal
Executive Offices)

Momentus Inc. 2021 Equity Incentive Plan
(Full Title of the Plan)

John C. Rood
Chief Executive Officer
3901 N. First Street
San Jose, CA 95134
Telephone: (650) 564-7820
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Stephen C. Hinton, Esq. Bradley Arant Boult Cummings LLP 1221 Broadway Nashville, Tennessee 37203 Telephone: (615) 244-2582	Lon Ensler Interim Chief Financial Officer 3901 N. First Street San Jose, CA 95134 Telephone: (650) 564-7820

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Momentus Inc. (the “Company”) to register (i) 64,967 additional shares of the Company’s Class A Common Stock, par value $0.00001 per share (“Common Stock”), reserved for issuance under the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) pursuant to the provisions of the 2021 Plan which provides for annual automatic increases in the number of shares of Common Stock reserved for issuance under the 2021 Plan; and (ii) 7,327 additional shares of Common Stock reserved for issuance under the Company’s 2021 Employee Stock Purchase Plan (the “ESPP”) pursuant to the provisions of the ESPP which provides for annual automatic increases in the number of shares of Common Stock reserved for issuance under the ESPP.

Pursuant to General Instruction E regarding Registration of Additional Securities, the contents of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 30, 2025 (Registration No. 333-287706), March 23, 2023 (Registration No. 333‑270762), March 14, 2022 (Registration No. 333-263524), and October 18, 2021 (Registration No. 333-260331) are incorporated by reference herein except as otherwise updated or modified by this filing. All exhibits required by General Instruction E to Form S-8 are filed as exhibits hereto.

On Wednesday, December 17, 2025, the Company effected a 1-for-17.85 reverse stock split. Unless otherwise noted, all share, per share and pricing information relating to our Common Stock in this registration statement, other than as set forth in our financial statements and the notes thereto which are incorporated by reference, is presented on a post-split basis.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission (other than information in a report on Form 8-K that is furnished and not filed pursuant to Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information):

(i)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”), filed with the Commission on April 1, 2025, and Form 10-K/A, filed with the Commission on April 9, 2025;

(ii)
our Definitive Proxy Statement on Schedule 14A filed with the Commission on December 29, 2025, and our Definitive Proxy Statement Supplement on Schedule 14A filed with the Commission on January 22, 2026;

(iii)
our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the Commission on May 15, 2025, August 19, 2025 and November 20, 2025, respectively;

(iv)
All other reports filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the reports, or portions thereof, deemed to have been furnished and not filed with the Commission) since the end of the fiscal year covered by the Annual Report referred to in (i) above;

(v)
the description of our securities contained in Exhibit 4.19 to our Registration Statement on Form S-1, as filed with the Commission on April 21, 2025, and including any further amendment or report filed for the purpose of updating such description; and

(vi)
our Current Reports filed on Form 8-K with the Commission on January 16, 2025, January 31, 2025, February 13, 2025, March 4, 2025, March 21, 2025, March 27, 2025, April 14, 2025, April 15, 2025 (as amended on April 15, 2025), May 19, 2025, May 20, 2025, June 5, 2025, June 20, 2025, June 25, 2025, June 30, 2025, July 2, 2025, August 6, 2025, August 14, 2025, September 11, 2025, September 18, 2025, September 25, 2025, September 29, 2025, October 1, 2025, October 6, 2025, October 9, 2025, October 15, 2025, November 24, 2025, December 10, 2025, December 12, 2025, December 15, 2025, December 29, 2025, January 9, 2026, and January 13, 2026.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished, and exhibits furnished in connection with such items, and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Item 8.	Exhibits

		Incorporated by Reference
Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Date	Filed Herewith
5.1	Opinion of Bradley Arant Boult Cummings LLP as to the validity of the securities being registered.					X

23.1	Consent of Frank, Rimerman + Co. LLP, independent registered public accounting firm.					X

23.2	Consent of Bradley Arant Boult Cummings LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (filed as part of signature page hereto).					X

99.1	Momentus Inc. 2021 Equity Incentive Plan.	8-K	001-39128	10.5	August 18, 2021

99.2	First Amendment to Momentus Inc. 2021 Equity Incentive Plan.	8-K	001-39128	10.1	May 20, 2025

99.3	First Amendment to Momentus Inc. 2021 Equity Incentive Plan.	8-K	001-39128	10.8	August 18, 2021

107.1	Filing Fee Table.					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on February 2, 2026.

Momentus Inc.

Date: February 2, 2026	By:	/s/ John C. Rood
	Name:	John C. Rood
	Title:	Chief Executive Officer and Chairperson of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Momentus Inc., a Delaware corporation, do hereby constitute and appoint John C. Rood and Lon Ensler, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John C. Rood	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	February 2, 2026
John C. Rood

/s/ Lon Ensler	Chief Financial Officer (Principal Financial and Accounting Officer)	February 2, 2026
Lon Ensler

/s/ Chris Hadfield	Director	February 2, 2026
Chris Hadfield

/s/ Brian Kabot	Director	February 2, 2026
Brian Kabot

/s/ Mitchel Kugler	Director	February 2, 2026
Mitchel Kugler

/s/ Victorino Mercado	Director	February 2, 2026
Victorino Mercado

/s/ Kimberly A. Reed	Director	February 2, 2026
Kimberly A. Reed

/s/ Linda J. Reiners	Director	February 2, 2026
Linda J. Reiners